UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           January 9, 2015

XL GROUP

Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen’s Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 400-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Implementation Agreement

On January 9, 2015, XL Group plc (“XL”) announced that it has agreed with Catlin Group Limited (“Catlin”) the terms of a recommended acquisition under which XL will acquire the entire issued and to be issued share capital of Catlin (the “Acquisition”) for cash and newly-issued XL ordinary shares, par value $0.01 per share (“XL Shares”). The terms of the Acquisition are pursuant to an implementation agreement (the “Implementation Agreement”) entered into among XL, Catlin and Green Holdings Limited, a wholly-owned subsidiary of XL (“XL Sub”), on January 9, 2015. The Acquisition is intended to be effected by means of a two-step, integrated process comprising a scheme of arrangement (the “Scheme”) under Section 99 of the Companies Act 1981 Bermuda (the “Companies Act”) required to be sanctioned by the Supreme Court of Bermuda, followed immediately by a merger of Catlin with and into XL Sub under Section 104H of the Companies Act. In certain circumstances set forth in the Implementation Agreement, the Acquisition may alternatively be effected by means of a takeover offer or by a single-step merger of Catlin with and into XL Sub under the Companies Act.

Under the terms of the Acquisition, Catlin shareholders will be entitled to receive 388 pence in cash and 0.130 XL Shares, in exchange for each Catlin common share, par value $0.01 per share (“Catlin Shares”), subject to the mix and match facility described below. On the basis of the closing price of an XL Share on January 8, 2015 of $35.42, the Acquisition values Catlin at 693 pence per Catlin Share, representing a transaction equity value of approximately $4.1 billion. It is intended that the newly-issued XL Shares will be listed on the New York Stock Exchange following the completion of the Acquisition.

Under the mix and match facility, Catlin shareholders (other than certain overseas shareholders outside of the United States, the United Kingdom, Ireland and Bermuda) will be entitled to elect to vary the proportions in which they receive XL Shares in respect of their holdings of Catlin Shares, subject to equal and opposite elections made by other Catlin shareholders. However, the total number of XL Shares to be issued in the Acquisition and the maximum amount of cash to be paid in connection with the Acquisition will not be varied as a result of the elections under the mix and match facility. As a result, Catlin shareholders who make an election will not know the exact number of XL Shares or the amount of cash they will receive until settlement of the consideration due to them in respect of the Acquisition. In the event that a Catlin shareholder does not make an election under the mix and match facility, it will receive 388 pence in cash and 0.130 XL Share for each Catlin Share.

Catlin is incorporated and has its registered office in Bermuda, therefore the U.K. City Code on Takeovers and Mergers (the “City Code”) does not apply to XL, XL Sub, Catlin or to the Acquisition. However, in accordance with the requirements of Catlin’s Bye-Laws and pursuant to the terms of the Implementation Agreement, XL, XL Sub and Catlin have agreed to implement the Acquisition, and to observe and comply with the provisions of the City Code, as if Catlin were subject to the City Code. The U.K. Panel on Takeovers and Mergers does not have jurisdiction over the Acquisition. Instead, the parties have appointed a joint committee consisting of an equal number of their senior executives to determine the application and interpretation of the City Code, with disputed matters to be submitted to final and binding resolution by an independent expert (the “Code Expert”).

As contemplated by the Implementation Agreement, the parties have issued a Press Announcement, dated January 9, 2015 (the “Press Announcement”), in which Catlin’s board of directors has expressed that the directors intend to recommend unanimously that Catlin shareholders approve resolutions related to the Acquisition, which are to be proposed at a shareholder meeting to be convened at the direction of the Supreme Court of Bermuda to approve the Scheme (the “Court Meeting”) as well as a special general meeting to be held immediately thereafter to approve certain related implementation matters in connection with the Acquisition (the “General Meeting”). To become effective, the Scheme requires the approval of Catlin shareholders of the resolutions to be proposed at the Court Meeting by a majority in number representing not less than three-fourths of the voting rights of the holders of the Catlin Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting. The related resolutions to be proposed at the General Meeting require approval by not less than three-fourths of the votes cast by holders of Catlin Shares present and voting at the General Meeting (either in person or by proxy), at the General Meeting.

The Implementation Agreement contains limited representations and warranties of the parties, generally related to the binding nature of the agreement and the ability to consummate the Acquisition. Pursuant to the Implementation Agreement, the parties agree to co-operate and assist each other in obtaining the regulatory approvals and clearances required to complete the Acquisition. Catlin has also undertaken that Rule 21 of the City Code will apply to it during the period pending the completion of the Acquisition which rule, in general, prevents Catlin from taking certain “frustrating actions” in respect of the Acquisition, subject to various exceptions, including for the payment of a final dividend to Catlin shareholders for the fiscal year ended December 31, 2014, in an amount not to exceed 22 pence per Catlin Share, and the payment of a special dividend to Catlin shareholders subject to completion of the sale of Catlin’s investment in Box Innovation Group (trading as “insurethebox”) (“ITB”) in an amount not to exceed 12.3 pence per Catlin Share (based on fully diluted share court as of the relevant record date). If Catlin does not complete such sale prior to the Acquisition, the parties will reasonably and in good faith discuss a means by which a special dividend out of the proceeds from the subsequent completion of the sale of ITB would be paid to Catlin shareholders as of the record time of the Scheme. XL has also agreed to certain restrictions pending the completion of the Acquisition, including as to its ability to pay dividends, alter its capital structure or amend its constitutional documents, subject to various exceptions, including for dividends on the XL Shares consistent with past practice in an amount not to exceed 18 cents per XL Share per dividend payment and for dividends payable pursuant to the terms of existing series of preferred shares of a subsidiary of XL.

The Implementation Agreement provides that the conditions to completion of the Scheme are set forth in Appendix I to the Press Announcement, including:

•	the approval of the Scheme by the Catlin shareholders at the Court Meeting as described above;
•	the approval by Catlin shareholders of the special resolutions to be proposed at the General Meeting as described above;
•	the Court Meeting and the General Meeting being held no later than the day which is 22 days after the expected date for such meetings (to be set out in the circular to be issued by Catlin to its shareholders containing the notice of such meetings, to be published in due course (the “Circular”));
•	the hearing by the Supreme Court of Bermuda to approve an order with respect to the Scheme (the “Court Hearing”) being held no later than the day which is 22 days after the expected date of such hearing (to be set out in the Circular);
•	the relevant regulatory approvals and clearances having been received;
•	the sanction of the Scheme by the Supreme Court of Bermuda; and
•	the Acquisition having become effective on or before October 9, 2015 or such later date as Catlin and XL may agree.

XL has agreed that Rule 13 of the City Code will govern the circumstances in which it can invoke any condition to the Acquisition, which generally prevents XL from invoking any condition unless it has material significance to XL in the context of the Acquisition. The parties have agreed that certain regulatory approvals and clearances will be deemed to have material significance for such purposes, including approvals or clearances of the Prudential Regulation Authority, Lloyd’s, the Bermuda Monetary Authority, the Swiss Financial Market Supervisory Authority, the Delaware Department of Insurance, the Texas Department of Insurance and the New York Department of Financial Services (if applicable), or under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the Acquisition will lapse if the U.K. Competition and Markets Authority launches an in-depth Phase 2 investigation before the Court Meeting and the General Meeting. The Acquisition will lapse if the European Commission initiates proceedings under Article 6(1)(c) of Council Regulation (EC) No139/2004 in respect of the Acquisition (or any matter arising from it) before the Court Meeting. It is anticipated that, subject to the satisfaction (or waiver) of all relevant conditions, the Acquisition will be completed in mid-2015.

The Implementation Agreement is terminable:

•	upon agreement in writing between XL and Catlin at any time prior to the effectiveness of the Scheme;
•	by Catlin, by written notice to XL, at any time prior to the effectiveness of the Scheme;
•	by XL, by written notice to Catlin, stating that (i) any condition to the Acquisition which has not been waived (or is incapable of waiver) is (or has become) incapable of satisfaction by October 9, 2015, and (ii) notwithstanding that it may have the right to waive such condition, it will not do so; provided that XL would, in accordance with the Implementation Agreement, be entitled to invoke (and not obliged to waive) such condition;
•	by XL, by written notice to Catlin, if: (i) the Catlin board of directors notifies XL or publicly states that it no longer recommends (or intends to recommend) that Catlin shareholders vote in favor of, the Acquisition; (ii) the Catlin board of directors fails to provide, adversely modifies or qualifies its recommendation in favor of the Acquisition or withdraws (or publicly states that it intends to withdraw) such recommendation (provided that, in the case of (i) and (ii), but without prejudice to (vi) or (vii) below, the circumstances in (i) and (ii) above shall be deemed not to have arisen by reason only of any adjournment of either or both of the Court Meeting and the General Meeting for a specified period of time or any delay of the Court Hearing; (iii) following the Court Meeting or the General Meeting, the Catlin board of directors notifies XL in writing or publicly states that Catlin will not seek the sanctioning of the Scheme by the Supreme Court of Bermuda; (iv) the Catlin board of directors recommends a competing offer with a third party; (v) the Scheme does not become effective by October 9, 2015 in accordance with its terms; (vi) either the Court Meeting or the General Meeting has not been held by the date which is 22 days after the expected date for such meeting as set out in the Circular (unless extended with the written agreement of XL and Catlin); or (vii) the Court Hearing has not been held by the date which is 22 days after the expected date for such hearing as set out in the Circular (unless extended with the written agreement of XL and Catlin) (each of (i), (ii), (iii), (iv), (v), (vi) and (vii) being a “Relevant Withdrawal Event”); provided that for the purposes hereof, none of the following shall itself constitute a Relevant Withdrawal Event: (a) any Catlin director(s) not joining (or not continuing to participate) in any recommendation or intended recommendation so long as such recommendation or intended recommendation is concurrently maintained and reconfirmed by at least a majority of the entire Catlin board of directors; and (b) any holding statement(s) issued by the Catlin board of directors to Catlin Shareholders following a change of circumstances so long as (x) any such holding statement contains an express statement that such recommendation is not withdrawn and does not contain a statement that the Catlin board of directors intends to withdraw such recommendation and (y) if and only if the Code Expert imposes a deadline for the clarification of such holding statement, at least a majority of the Catlin board of directors maintains and reconfirms its recommendation to Catlin shareholders to vote in favor of the resolutions at the Court Meeting and the General Meeting by such deadline;
•	by either XL or Catlin, by written notice to the other, if the Acquisition would be regarded as having lapsed or been withdrawn for the purposes of the City Code; and
•	by either XL or Catlin, by written notice to the other, if the Acquisition has not been completed by October 9, 2015.

Whether or not the Scheme is completed, each party will bear its own costs and expenses in relation to the Implementation Agreement. No fee is payable by either party in connection with the termination of the Acquisition.

The foregoing description of the Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Implementation Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Implementation Agreement have been made solely for the benefit of the parties thereto for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Implementation Agreement is included with this filing only to provide investors with information regarding the terms of the Implementation Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses.

(b) Merger Agreement

On January 9, 2015, XL, XL Sub and Catlin entered into a Merger Agreement (the “Merger Agreement”), which provides that immediately following, and conditional only upon, the Scheme becoming effective, Catlin will merge with and into XL Sub pursuant to Section 104H of the Bermuda Companies Act, with XL Sub continuing as the surviving company (the “Merger”). If the Implementation Agreement is terminated, or if XL publicly announces that the Acquisition will be implemented by another means in accordance with the Implementation Agreement, the Merger Agreement will terminate.

The parties’ respective boards of directors have approved the Merger and the Merger Agreement. XL, as sole shareholder of XL Sub, has approved the Merger and the Merger Agreement, and immediately following effectiveness of the Scheme, XL, as sole shareholder of Catlin, will approve the Merger and the Merger Agreement.

The Scheme and the Merger are intended to be a single, integrated transaction that qualifies as a reorganization for U.S. federal income tax purposes.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Merger Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

(c) Director Irrevocable Undertakings

On January 9, 2015, XL received irrevocable undertakings from members of the Catlin board of directors in respect of 7,894,061 Catlin Shares in the aggregate, representing approximately 2.18% of the issued share capital of Catlin. These undertakings require each such director, in his or her capacity as a shareholder, to vote in favor of the resolutions to be adopted at the meetings related to the Acquisition (or, in the event the Acquisition is implemented by means of a takeover offer, to accept such offer) in respect of such Catlin Shares. These irrevocable undertakings will lapse in the event that the Acquisition lapses or is otherwise withdrawn in accordance with its terms.

The foregoing description of the irrevocable undertakings does not purport to be complete and is qualified in its entirety by reference to full text of the form of irrevocable undertaking, which is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

(d) Bridge Facility

In order to meet the “funds certain” requirements of the City Code applicable by virtue of the Implementation Agreement, XL is required to have available sufficient resources to pay the cash consideration payable on the consummation of the Acquisition. In order to comply with this requirement, XL’s direct wholly owned subsidiary, XLIT Ltd. (“XLIT”), entered into the Bridge Facility, as defined and described below, and XLIT has agreed to advance amounts drawn under the Bridge Facility to XL to fund the cash consideration payable to Catlin shareholders. In addition, each of Morgan Stanley & Co. International plc and Goldman Sachs International, financial advisers to XL (the “Financial Advisers”), has confirmed in the Press Announcement that it is satisfied that cash resources are available to XL sufficient to enable it to satisfy in full the cash consideration payable to Catlin shareholders under the terms of the Acquisition. In order to enable the Financial Advisers to make this confirmation, XL, XL Sub and XLIT have delivered a letter to the Financial Advisers containing certain representations and undertakings that restrict actions that would impair the amount or availability of funds drawn under the Bridge Facility and the payment thereof to Catlin shareholders.

Although XL is able to rely on £1,600,000,000 of commitments under the Bridge Facility, the cash consideration payable by XL under the terms of the Acquisition is anticipated to be funded by approximately $1.25 billion of cash on hand and through the issuance of approximately $1.03 billion of debt (which may include Solvency II compliant fixed income securities).

On January 9, 2015 (the “Effective Date”), in connection with the Acquisition, XLIT, as borrower, XL, X.L. America, Inc., XL Insurance (Bermuda) Ltd, XL Re Ltd, and XL Life Ltd, as guarantors, Morgan Stanley Senior Funding, Inc. (“MS”), as administrative agent, and the lenders party thereto entered into a senior unsecured 364-Day Bridge Loan Agreement (the “Bridge Loan Agreement”) providing for a £1,600,000,000 bridge loan facility (the “Bridge Facility”). The proceeds of the Bridge Facility may be used to finance the payment of the cash consideration in connection with the Acquisition and to pay fees and expenses related thereto. MS and Goldman Sachs Bank USA are acting as joint lead arrangers and joint bookrunners of the Bridge Facility.

Commitments under the Bridge Facility (or, to the extent such commitments are funded, loans outstanding under the Bridge Facility) may be voluntarily reduced (or prepaid) by XLIT without premium or penalty, other than payment of customary breakage costs. Such voluntary reductions, except in certain circumstances, will require cash equal to such reduction to be placed in an escrow account as required by the Financial Advisers. Commitments under the Bridge Facility (or, to the extent such commitments are funded, loans outstanding under the Bridge Facility) will be subject to mandatory reduction (or, in the case of loans, mandatory prepayment), by (a) the net cash proceeds of any sale, transfer or other disposition of, or casualty or condemnation event with respect to, assets of XL and its subsidiaries (other than the sale of investments in the ordinary course) to the extent such proceeds are not reinvested, subject to certain exceptions and thresholds, (b) the net cash proceeds of the sale or issuance of debt securities or incurrence of other debt of XL or any of its subsidiaries, subject to certain exceptions and thresholds and (c) the net cash proceeds of the sale or issuance of equity securities or equity-linked securities issued by XL or any of its subsidiaries, subject to certain exceptions and thresholds. Such mandatory commitment reductions, except in certain circumstances, will require cash equal to such reduction to be placed in an escrow account to satisfy funds certain requirements for the Acquisition as required by the Financial Advisers.

Advances under the Bridge Facility will be available on a date after the Effective Date, subject to satisfaction of certain conditions set forth in the Bridge Loan Agreement (the “Closing Date”). All principal and interest payable under the Bridge Facility will be due on the earlier of (a) the date that is 364 days after the Closing Date or (b) the date on which the maturity of the loans is accelerated in accordance with the terms thereof.

Borrowings under the Bridge Facility will bear interest at an adjusted LIBO rate plus an applicable margin. The applicable margin ranges from 1.125% to 2.00% per annum depending on the public debt rating of XLIT then in effect, increasing by 0.25% (with respect to each level of public debt rating) every 90 days after the Closing Date. The commitments outstanding under the Bridge Facility will be subject to an unused commitment fee at a rate per annum equal to, from the Effective Date through the date that is 179 days after the Effective Date, 0.10%, and, thereafter, 0.175%, on the daily average undrawn commitments under the Bridge Facility. In addition, XLIT has agreed to pay a duration fee under the Bridge Facility on the aggregate principal amount of any loans outstanding (i) on the 90th day after the Closing Date equal to 0.50%, (ii) on the 180th day after the Closing Date equal to 0.75% and (iii) on the 270th day after the Closing Date equal to 1.00%.

The commitments under the Bridge Facility, unless previously terminated, will terminate on the earliest of (a) certain mandatory cancellation events, (b) the date on which the obligations of XL to pay the cash consideration payable to Catlin shareholders pursuant to and in accordance with the Implementation Agreement and applicable laws and regulations have been discharged in full, (c) if the Closing Date has not occurred by then, 11:59 p.m. (New York City time) on the later of (i) October 9, 2015 and (ii) in the event that on or before October 9, 2015, the Scheme becomes effective in accordance with its terms (or, to the extent permitted by the Bridge Loan Agreement, a merger (in lieu of the Scheme) becomes effective or a takeover offer under Bermuda law closes) and XLIT has submitted a borrowing request for bridge loans, then the date that is three business days following the date of such borrowing request and (iv) the earlier of the date that is 90 days following the Closing Date and the date of consummation of a second step acquisition in the event the Acquisition is completed pursuant to a takeover offer under Bermuda law.

The Bridge Loan Agreement contains financial covenants that require XL to maintain a minimum consolidated net worth and a maximum ratio of total consolidated debt to the sum of total consolidated debt plus consolidated net worth, and that require each of XL Insurance (Bermuda) Ltd, XL Re Ltd and XL Re Europe SE to maintain a financial strength rating of no less than “A-” from A.M. Best & Co. The terms of the Bridge Facility also include customary affirmative covenants, negative covenants and events of default. Subsequent to any funding of loans under the Bridge Facility, if an event of default under the Bridge Loan Agreement shall occur and be continuing, the maturity of such loans and all other obligations of XLIT under the Bridge Loan Agreement may be accelerated.

The Bridge Facility is guaranteed by XL, X.L. America, Inc., XL Insurance (Bermuda) Ltd, XL Re Ltd, and XL Life Ltd.

The foregoing description of the Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Loan Agreement, which is attached hereto as Exhibit 2.4 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01(e) above, which is incorporated by reference in response to this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01(a) above, which is incorporated by reference in response to this Item 3.02.

The XL Shares to be issued in the Acquisition as part of the consideration described in Item 1.01 above will be issued in reliance on the exemption from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), since the Scheme is required to be sanctioned by the Supreme Court of Bermuda. Section 3(a)(10) exempts securities issued in exchange for property interests from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom the securities will be issued have the right to appear.

In the event that the Acquisition is conducted pursuant to a takeover offer or one-step merger under the Companies Act or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, XL will file a registration statement with the United States Securities and Exchange Commission (“SEC”) that will contain a prospectus. In this event, investors are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov.

Item 8.01. Other Events.

On January 9, 2015, XL entered into deal contingent deliverable FX forwards with Morgan Stanley Capital Services LLC and Goldman Sachs International. The purpose of these transactions is to mitigate risk of foreign currency exposure related to the pending Acquisition, and in general these transactions will terminate without any payments due by any of the parties if the Acquisition does not close on or before October 9, 2015.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Implementation Agreement, dated January 9, 2015, among XL Group plc, Green Holdings Limited and Catlin Group Limited.
2.2	Merger Agreement, dated as of January 9, 2015, among XL Group plc, Green Holdings Limited and Catlin Group Limited.
2.3	Form of Director Irrevocable Undertaking.
2.4	364-Day Bridge Loan Agreement, dated as of January 9, 2015, among XLIT Ltd., as borrower, XL Group plc, X.L. America, Inc., XL Insurance (Bermuda) Ltd, XL Re Ltd, and XL Life Ltd, as guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders party thereto.

FORWARD-LOOKING STATEMENTS

The information in this document contains forward-looking statements, both with respect to XL and Catlin and their industries, that reflect their current views with respect to future events and financial performance. Statements that are not historical facts, including statements about XL’s or Catlin’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could” or “would” or similar statements of a future or forward-looking nature identify forward-looking statements. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them.

A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes: (i) changes in the size of claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date; (ii) trends in rates for property and casualty insurance and reinsurance; (iii) the timely and full recoverability of reinsurance placed by XL or Catlin with third parties, or other amounts due to XL or Catlin; (iv) changes in the projected amount of ceded reinsurance recoverables and the ratings and credit worthiness of reinsurers; (v) actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated; (vi) increased competition on the basis of pricing, capacity, coverage terms or other factors such as the increased inflow of third party capital into reinsurance markets, which could harm either XL’s or Catlin’s ability to maintain or increase its business volumes or profitability; (vii) greater frequency or severity of claims and loss activity than XL’s or Catlin’s respective underwriting, reserving or investment practices anticipate based on historical experience or industry data; (viii) changes in the global financial markets, including the effects of inflation on XL’s or Catlin’s business, including on pricing and reserving, increased government involvement or intervention in the financial services industry and changes in interest rates, credit spreads, foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of either XL’s or Catlin’s investments, financing planning and access to such markets or general financial condition; (ix) changes in ratings, rating agency policies or practices; (x) the potential for changes to methodologies, estimations and assumptions that underlie the valuation of XL’s or Catlin’s respective financial instruments that could result in changes to investment valuations; (xi) changes to XL’s or Catlin’s respective assessment as to whether it is more likely than not that it will be required to sell, or has the intent to sell, available-for-sale debt securities before their anticipated recovery; (xii) the ability of XL’s or Catlin’s subsidiaries to pay dividends; (xiii) the potential effect of legislative or regulatory developments in the jurisdictions in which XL or Catlin operates, such as those that could impact the financial markets or increase their respective business costs and required capital levels, including but not limited to changes in regulatory capital balances that must be maintained by operating subsidiaries and governmental actions for the purpose of stabilizing the financial markets; (xiv) the actual amount of new and renewal business and acceptance of products and services, including new products and services and the materialization of risks related to such products and services; (xv) changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof; (xvi) the effects of mergers, acquisitions, divestitures and retrocession agreements; and (xvii) in the case of XL, the other factors set forth in XL’s reports on Form 10-K, Form 10-Q and other documents on file with the SEC.

Additionally, the Acquisition is subject to risks and uncertainties, including: (i) XL and Catlin may be unable to complete the Acquisition because, among other reasons, conditions to the completion of the Acquisition may not be satisfied or waived, including the failure to obtain required regulatory approvals, or the other party may be entitled to terminate the Acquisition; (ii) receipt of regulatory approvals required by the Acquisition may be subject to conditions, limitations and restrictions that could negatively impact the business and operations of the combined company; (iii) uncertainty as to the timing of completion of the Acquisition; (iv) the ability to obtain approval of the Acquisition by Catlin shareholders; (v) uncertainty as to the actual premium (if any) that will be realized by Catlin shareholders in connection with the Acquisition; (vi) uncertainty as to the long-term value of XL ordinary shares to be issued to Catlin shareholders in connection with the Acquisition; (vii) inability to retain key personnel of Catlin or XL during the pendency of the Acquisition or after completion of the Acquisition; (viii) failure to realize the potential synergies from the Acquisition, including as a result of the failure, difficulty or delay in integrating Catlin’s businesses into XL; (ix) the ability of Catlin’s board of directors to withdraw its recommendation of the Acquisition; and (x) the outcome of any legal proceedings to the extent initiated against XL, Catlin and others relating to the Acquisition, as well as XL and Catlin’s management’s responses to any of the aforementioned factors.

Neither XL undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015

XL Group plc (Registrant)

By:	/s/ Michael S. McGavick
Name: Michael S. McGavick Title: Chief Executive Officer